EXHIBIT 10.6A

AMENDMENT NO. 1 TO SAAS SUBSCRIPTION AGREEMENT
Spin AI Inc. and University2Ventures GmbH

This Amendment No. 1 (this “Amendment”), dated and effective as of June 26, 2026, is entered into by and between Spin AI Inc., a Wyoming corporation (“Provider”), and the Subscriber identified in the signature block below, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Subscriber”), and amends that certain SaaS Subscription Agreement between Provider and Subscriber dated June 4, 2026 (the “Agreement”).

RECITALS

A.       Section 2 of the Agreement provides that the subscription term of 15 months shall commence on November 1, 2026, contingent upon the commercial launch of the SPIN AI platform.

B.       Provider commercially launched the SPIN AI platform on June 7, 2026, and the parties mutually desire to advance the commencement date of the subscription term.

C.       Section 3 of the Agreement states a standard Operator tier rate of $1,499 per month and an Early Adopter Package rate of $899 per month. Subscriber received access to the platform, was invoiced its first monthly subscription fee in the amount of $1,499, and remitted payment of that amount on June 26, 2026. The parties wish to confirm the rate applicable from and after the Commencement Date and to ratify that invoice and payment.

D.       Subscriber’s payment of June 26, 2026 was remitted in the name “U2V Fund I GmbH.” The parties wish to confirm that the payment was made by or on behalf of Subscriber under the Agreement.

AGREEMENT

1. Commencement Date. Section 2 of the Agreement is amended to provide that the subscription term commenced on June 26, 2026 (the “Commencement Date”). The initial term of 15 months runs from the Commencement Date and expires on September 25, 2027, unless renewed or earlier terminated in accordance with the Agreement.

2. Subscription Fee. Section 3 of the Agreement is amended, effective as of the Commencement Date, to provide that the monthly subscription fee is $1,499 per month, being the standard Operator tier rate. The Early Adopter Package rate of $899 per month, the stated total agreement value of $13,485, and the stated “Your savings vs. standard” figure are each of no further force or effect and are replaced by a total agreement value of $22,485 for the 15-month initial term. Because no discount to the standard rate remains in effect, the early-termination clawback in Section 3 computes to zero for all months served from and after the Commencement Date.

3. Ratification of First Invoice. Subscriber acknowledges and agrees that the invoice issued on June 26, 2026 in the amount of $1,499, and Subscriber’s payment of that invoice on the same date, were rendered and made on the basis of the fee set out in Section 2 of this Amendment. Subscriber hereby ratifies and confirms that invoice and that payment in full, and waives any claim to refund, credit, set-off, or adjustment in respect of the difference between $1,499 and the Early Adopter Package rate stated in the Agreement prior to this Amendment.

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4. Identity of Subscriber. Subscriber confirms that the payment remitted to Provider on June 26, 2026 in the name “U2V Fund I GmbH” was made by or on behalf of Subscriber in satisfaction of Subscriber’s first monthly subscription fee under the Agreement, and that no assignment, novation, or change of contracting party has occurred. Subscriber has been the sole counterparty to the Agreement since June 4, 2026.

5. Billing. The first monthly subscription fee was invoiced and paid on the Commencement Date. Subsequent monthly fees are invoiced on the 26th day of each calendar month (or the last day of any month not containing a 26th day). The launch-contingency and deferral provisions of Section 2, having been satisfied by the June 7, 2026 platform launch, are of no further effect.

6. No Other Changes. Except as expressly amended hereby, all terms and conditions of the Agreement remain in full force and effect. This Amendment may be executed in counterparts, each of which is an original, and delivered by electronic transmission.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the dates written below.

SPIN AI INC.	UNIVERSITY2VENTURES GMBH

By: /s/ Katizie Bakht Murad	By: /s/ Dr. Philipp Semmer
Name: Katizie Bakht Murad	Name: Dr. Philipp Semmer
Title: President	Title: Founding Partner
Date signed: June 26, 2026	Date signed: June 26, 2026

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